UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012 (November 2, 2012)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Election of Directors

On November 2, 2012, the Board of Directors (the “Board”) elected Lota S. Zoth as a Class I director of the NewLink Genetics Corporation (the “Company”) to fill the vacancy of a newly created Class I director seat. Ms. Zoth was elected for a term expiring at the Company's 2015 annual stockholder's meeting. The Board has appointed Ms. Zoth Chairperson of the Company's Audit Committee, and has determined that Ms. Zoth qualifies as the Company's “audit committee financial expert.”
Ms. Zoth was Chief Financial Officer at MedImmune, Inc at the time the company was sold to AstraZeneca in 2007. Over her 30-year career, she held a number of senior financial positions at MedImmune, and other publicly-traded companies, including Marriott International, PepsiCo Inc., Sodexo (formerly Sodexho Marriott) and PSINet. Ms. Zoth, a certified public accountant, began her career as an auditor at Ernst & Young, LLP. Currently, she serves as a board member and audit committee chair on several public, private and non-profit boards.
In accordance with the Company's stock option grant program for non-employee directors administered under the Company's 2010 Non-Employee Directors' Stock Award Plan (the “2010 Plan), on November 2, 2012, the Company granted Ms. Zoth an option to purchase 22,617 shares of the Company's common stock at an exercise price of $13.30 per share, the closing price of the Company's common stock on the Nasdaq Global Market on the date of the grant. Of these options, 11,904 shares were granted as an initial grant (the, “Initial Grant”), 7,142 shares were granted as an annual director grant (the, “Annual Grant”) and 3,571 shares were granted for her service to be rendered as the Chairperson of the Audit Committee (the “Committee Grant”). The shares subject to the option vest as follows: (a) the shares granted pursuant to the Initial Grant vest in 33% on the one-year anniversary of the grant date and thereafter in a series of twenty-four equal monthly installments over the subsequent two years, and (b) the shares subject to the Annual Grant and the Committee Grant vest as to 50% of such shares on the one-year anniversary of the grant date and thereafter in a series of twelve equal monthly installments over the subsequent twelve months. Both (a) and (b) assume Ms. Zoth's continued service on the Board for such periods. The option is subject to the terms and conditions of the 2010 Plan, which is filed as Exhibit 10.10 to the Company's Form S-1/A filed on November 8, 2011.
In connection with Ms. Zoth's election to the Board, Ms. Zoth and the Company entered into an Indemnity Agreement in the same form as has previously been entered into with the Company's other directors. The Indemnity Agreement will provide indemnity to Ms. Zoth against liabilities incurred in the performance of her duties to the maximum extent permitted by Delaware corporate law and the Company's Bylaws. The Company's form of Indemnity Agreement is filed as Exhibit 10.11 to the Company's Form S-1/A filed on November 8, 2011.

(e)    Executive Officer Compensation and Equity Awards

On November 2, 2012, the Board (a) approved increased 2013 salaries for certain of the Company's “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), (b) approved 2013 target bonus awards for the Company's certain of the named executive officers, and (c) approved revised cash compensation levels for directors.

Named Executive Officer Compensation

The 2013 base salaries and target bonus awards for the applicable named executive officers are set forth on Exhibit 10.1 attached hereto and incorporated herein by reference. The 2013 bonus awards for the applicable named executive officers will be based on the achievement of corporate and individual goals, which have not yet been established for 2013.

Director Compensation

The Board also approved revised cash compensation for members of the Board, which will become effective beginning on January 1, 2013. Commencing in 2013, the Company will pay annual cash retainers to non-employee directors as follows:

All Directors (other than executive officers)	$50,000
Lead Independent Director	$15,000
Audit Committee Chair	$20,000
Other Audit Committee Members	$13,500
Compensation Committee Chair	$17,500
Other Compensation Committee Members	$11,500
Nominating and Corporate Governance Committee Chair	$10,000
Other Nominating and Corporate Governance Committee Members	$7,500

Payments for service as lead director, committee chair or committee member are in addition to payment for service as a director. Payments will be made quarterly beginning on the first day of each fiscal quarter.

The Company will continue to reimburse non-employee directors for their reasonable expenses incurred in attending meetings of the Board and committees of the Board.

Item 5.07  Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) for NewLink Genetics Corporation (the “Company”) was held on November 2, 2012, for the following purposes:

•
to elect the Board's nominee for Class I director, to serve until the 2015 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal;

•	to approve, on an advisory basis, the compensation of the Company's named executive officers;

•	to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and

•	to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

At the meeting, Ernest J. Talarico, III was re-elected as a Class I director of the Company. The stockholders of the Company approved, on an advisory basis, the compensation of the Company's named executive officers. The stockholders of the Company indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers is every year. In addition, the stockholders of the Company ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2012. The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

		For	Withheld	Broker Non-Votes
1.	Election of Class I Director Ernest J. Talarico, III	9,840,799	64,861	3,540,540

		For	Against	Abstentions	Broker Non-Votes
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers	9,834,181	58,526	12,953	3,540,540

		1 year	2 years	3 years	Abstentions	Broker Non-Votes
3.	Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers	8,444,237	109,742	1,344,653	7,028	3,540,540

		For	Against	Abstentions
4.	Ratification of KPMG LLP as independent registered public accounting firm for 2012	13,365,575	73,047	7,578

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	2013 Salaries and Target Bonus Awards

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    November 7, 2012

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2013 Salaries and Target Bonus Awards